Exhibit 10.5
SUPPLEMENT NO. 1
TO THE COLLATERAL AGREEMENT
     SUPPLEMENT NO. 1, dated as of March 31, 2006, to the Collateral Agreement dated as of October 20, 2004, among International Wire Group, Inc. (the “Company”) and each Subsidiary Party listed on Schedule I attached hereto (each such subsidiary individually a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, and the Company are referred to collectively herein as the “Grantors”) and BNY Midwest Trust Company, as Collateral Agent (in such capacity, the “Collateral Agent”), is made by and among the Collateral Agent and New Subsidiary (as hereafter defined).
     A. Reference is made to the Indenture, dated as of October 20, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee (the “Trustee”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement referred to therein.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Trustee to enter into the Indenture and the Holders to purchase the Notes. Section 6.14 of Collateral Agreement provides that if pursuant to Section 4.11 and 11.03 of the Indenture the Company is required to cause any Subsidiary that is not a Subsidiary Party to become one, upon the execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of this Supplement, such Subsidiary shall become a Subsidiary Party thereunder. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture and the Collateral Agreement as consideration for credit previously extended to the Company.
     Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
     SECTION 1. In accordance with Section 6.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor and a Grantor), Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Collateral Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.
     SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

     IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

IWG HIGH PERFORMANCE CONDUCTORS, INC. (f/k/a Phelps Dodge High Performance Conductors of SC & GA, Inc.)
By:	/s/ Rodney D. Kent
	Name:	Rodney D. Kent
	Title:	Chief Executive Officer

Legal Name: IWG High Performance Conductors, Inc. Jurisdiction of Formation: New York Location of Chief Executive office: New York BNY MIDWEST TRUST COMPANY
By:	/s/ M. Callahan
	Name:	M. Callahan
	Title:	Vice President

[Signature Page to Supplement No. 1 to the Collateral Assignment]